Smart-tek Solutions, Inc. Retains Peter Nasca Associates, Inc. as Public Relations Counsel

CORTE MADERA, Calif.--(PRIMEZONE)—December 15, 2005- Smart-tek Solutions, Inc. (OTC BB:STTK) announced today that it has retained Peter Nasca Associates, Inc., a full service public relations and financial communications firm with offices in Chicago and Miami, to provide strategic public relations and financial communications counsel.

"We are at a stage in our company’s development that requires a more comprehensive approach to our communications strategy as it relates to the various verticals we represent, the public and of course our shareholders,” said Donald Gee, chairman and CEO of Smart-tek Solutions, Inc. (Smart-tek)   “Peter Nasca Associates, Inc. (PNA) has demonstrated a keen understanding of not only our core business but they also comprehend the vision we are charting for the future of Smart-tek.  For the past two decades PNA has exhibited an impressive track record of communicating its clients’ messages to both the media and the investing public.”

"We have been extremely impressed with the direction Smart-tek is taking to grow its business,” said Peter Nasca, president of Peter Nasca Associates, Inc. “Our goal is to brand Smart-tek as not just a security company but as a company that utilizes its expertise in security to address other profound issues such as its recent initiative to help stop the possible spread of the H5N1 Avian Influenza.”

More information about Smart-tek can be found at www..smart-teksolutions.com

More information about PNA can be found at www.pnapr.com

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and its most recent quarterly report on Form 10-QSB for the period ending September 30, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

For more information contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711